UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)

AmpliPhi Biosciences Corporation (the “Company”) appointed Igor P. Bilinsky, Ph.D. as the Company’s Senior Vice President, Chief Operating Officer, effective January 30, 2017, replacing Wendy S. Johnson in the chief operating officer capacity. Ms. Johnson, who served as the Company’s interim Chief Operating Officer from September 2014 until Dr. Bilinsky’s appointment, continues to serve as a director of the Company and has agreed to also provide certain transition and other consulting services to the Company pursuant to the consulting agreement described below.

Dr. Bilinsky, age 44, previously served as Senior Vice President, Research Operations and General Manager, Immuno-Oncology of Ignyta, Inc. from February 2016 to January 2017, and before that served as Ignyta’s General Manager, Immuno-Oncology and Senior Vice President, Special Operations since September 2015. Prior to joining Ignyta, Dr. Bilinsky was Senior Vice President, Corporate Development at Vical Incorporated, a position he held since 2010. Dr. Bilinsky was previously Vice President, Business Development and Special Operations at Halozyme Therapeutics from 2008 to 2010, after joining Halozyme in 2007 as Executive Director, Corporate Development and Special Operations. From 2005 to 2007, Dr. Bilinsky was Chief Executive Officer of Androclus Therapeutics, a privately-held biotechnology company developing novel therapeutics for autoimmune and inflammatory diseases. He joined Androclus in 2004 as Chief Operating Officer. From 1999 to 2004, Dr. Bilinsky served in positions of increasing responsibility as a management consultant, project leader and ultimately as principal in the healthcare practice of the Boston Consulting Group, where he advised companies in the biotechnology, pharmaceutical and life science industries on business strategy, operational performance and mergers and acquisitions. Prior to joining the Boston Consulting Group, Dr. Bilinsky worked in research positions at Symyx Technologies and the Massachusetts Institute of Technology (“MIT”) Lincoln Laboratory. Dr. Bilinsky received his B.S. degree in physics from the Moscow Institute of Physics and Technology and his Ph.D. degree in physics from MIT.

In connection with Dr. Bilinsky’s appointment, the Company entered into an offer letter agreement (the “Offer Letter”) with Dr. Bilinsky. Pursuant to the Offer Letter, the Company agreed to provide Dr. Bilinsky with the following compensation: (i) annual base salary of $350,000; and (ii) eligibility to receive annual performance-based bonuses, with an initial target bonus of 40% of his base salary. In addition, effective January 30, 2017, the Company’s board of directors granted Dr. Bilinsky a stock option to purchase 247,322 shares of the Company’s common stock at an exercise price of $0.46 per share, which is equal to the closing price of the Company’s common stock on the NYSE MKT on January 30, 2017. Twenty-five percent of the shares underlying the option vest on the one-year anniversary of the commencement of Dr. Bilinsky’s employment with the Company, and the balance of the shares vest in equal monthly installments over the following 36 months, subject to Dr. Bilinsky’s continued service with the Company. In the event Dr. Bilinsky is terminated without “cause” or resigns for “good reason” (as those terms are defined in the Offer Letter) within one month before or 12 months after a change in control of the Company, any shares subject to the option that remain unvested at the time of such termination or resignation will become vested. Dr. Bilinsky’s option grant is subject to the terms of the Company’s 2016 Equity Incentive Plan and stock option grant notice and option agreement thereunder. In addition, the Offer Letter provides that if Dr. Bilinsky is terminated without cause or resigns for good reason from his employment with the Company, Dr. Bilinsky will be entitled to receive severance benefits in the form of salary continuation at the rate of his base salary in effect at the time of his termination or resignation for a period of 12 months, subject to the Company’s timely receipt of an effective release and waiver of claims. Pursuant to the Offer Letter, the Company also expects to grant Dr. Bilinsky a stock option following the completion of the Company’s next financing transaction, which option would be exercisable for a number of shares equal to 1% of the total issued and outstanding shares of common stock following such transaction. Such additional stock option would have the same vesting schedule as the stock option granted to Dr. Bilinsky on January 30, 2017, as described above.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 99.1 hereto.

(e)

On February 1, 2017, the Company entered into a consulting agreement (the “Consulting Agreement”) with Ms. Johnson, pursuant to which Ms. Johnson has agreed to provide consulting services to the Company in the areas of clinical, regulatory, manufacturing and other operating activities as deemed necessary by the Company’s Chief Executive Officer and Chief Operating Officer. Ms. Johnson will be entitled to receive cash compensation in the amount of $25,000 for services performed over an initial service period that extends for 60 days following the date of the Consulting Agreement. After the initial 60-day service period, Ms. Johnson may provide additional services to the Company on a project-by-project basis, as mutually agreed with the Company, in exchange for compensation at an hourly rate. The Consulting Agreement replaces Ms. Johnson’s former consulting agreement with the Company, dated September 3, 2015, as amended, under which Ms. Johnson previously provided services as the Company’s interim Chief Operating Officer.

The Consulting Agreement may be terminated by the Company or Ms. Johnson for convenience, and will remain in effect until terminated.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Offer Letter, dated January 27, 2017, by and between the Company and Igor P. Bilinsky, Ph.D.
99.2	Consulting Agreement, dated February 1, 2017, by and between the Company and Wendy S. Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2017	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter, dated January 27, 2017, by and between the Company and Igor P. Bilinsky, Ph.D.
99.2	Consulting Agreement, dated February 1, 2017, by and between the Company and Wendy S. Johnson.